Exhibit 5.1

August 20, 2021

Moving iMage Technologies, Inc.

17760 Newhope Street

Fountain Valley, California 92708

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Moving iMage Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of 750,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company issuable under the Moving iMage Technologies, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement and the applicable provisions of the 2019 Plan.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington D.C.

Moving iMage Technologies, Inc.

August 20, 2021

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that:

As of the date hereof, the Common Stock has been duly authorized and, when issued and delivered against payment therefor in conformity with the terms of the 2019 Plan, assuming in each case that the individual issuance, grants or awards under either plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in all accordance with the requirements of the law and the plans, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws). This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington